UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2014, General Employment Enterprises, Inc. (the “Company”) issued a Convertible Note (the “Note”) with an original principal balance $632,500 to Brio Capital Master Fund LTD (“Brio”), for a purchase price of $550,000.  The Note matures on February 6, 2016, and is payable in thirteen monthly installments of $48,653.85, commencing in the sixth month post closing.  Brio has the right, however not the obligation, six months after closing, to convert all or any part of any part of the outstanding Note into the Company’s common stock at an initial conversion price of $0.20 per share.  After six months from closing, the conversion price will have a one-time reset to the lower of $0.20 or 90% of the average of the 3 lowest closing prices for the previous 10 trading days, subject to a floor of $0.14 per share.  The Company can force conversion if the Company’s common stock trades at 250% greater than the conversion price for 20 consecutive trading days.

In addition to the Note, the Company issued a Warrant to purchase up to 2,371,875 shares of the Company common stock.  The Warrant is exercisable at $0.25 per share, vests 6 months after the closing, and expires 5 years thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: August 11, 2014	By: /s/ Francis J. Elenio
Francis J. Elenio
Chief Financial Officer